Exhibit 99.1

McEWEN MINING Q3 2015 OPERATING & FINANCIAL RESULTS

TORONTO,  Nov 5, 2015 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report record quarterly production of 43,390 gold equivalent ounces(1) and earnings from mining operations of $13.4 million(2)(4) for the three months ended Sept. 30th, 2015.  The El Gallo Mine in Mexico was the star performer in the quarter, producing at total cash costs and all-in sustaining costs (AISC) per gold equivalent ounce of $454 and $570, respectively.

Net cash flow generated in the quarter was $8.5 million. At Sept. 30th, the Company had cash, cash equivalents and precious metals of approximately $36 million.

The table below provides production and cost results for the three and nine months ended Sept. 30th, 2015,  comparative results for Q3 2014, and our production and cost guidance for 2015.

	Q3 2015	Q3 2014	YTD 2015	Guidance 2015
Corporate Total
Gold ounces produced	31,689	18,026	84,868	108,500
Silver ounces produced	877,517	756,975	2,333,975	3,120,000
Gold equivalent ounces produced(1)	43,390	28,118	115,988	150,000
Gold equivalent total cash cost ($/oz)(1)(4)	$674	$1,091	$686	$725
Gold equivalent co-product AISC ($/oz)(1)(4)	$914	$1,566	$967	$1,125
Gold equivalent all-in cost ($/oz)(1)(4)	$1,008	$1,779	$1,064	-
El Gallo Mine – Mexico
Gold ounces produced	19,488	6,748	51,939	62,000
Silver ounces produced	5,244	4,980	25,103	20,000
Gold equivalent ounces produced(1)	19,558	6,814	52,274	62,200
Gold equivalent total cash cost ($/oz)(1)(4)	$454	$1,369	$429	$550
Gold equivalent co-product AISC ($/oz)(1)(4)	$570	$1,733	$578	$750
San José Mine(3) - Argentina
Gold ounces produced	12,201	11,278	32,929	46,500
Silver ounces produced	872,273	751,995	2,308,872	3,100,000
Gold equivalent ounces produced(1)	23,832	21,304	63,714	87,800
Gold equivalent total cash cost ($/oz)(1)(4)	$876	$973	$900	$825
Gold equivalent co-product AISC ($/oz)(1)(4)	$1,134	$1,357	$1,160	$1,225

1.

Silver production is presented as a gold equivalent. Gold equivalent calculations are based on prevailing spot prices at the beginning of the year. The silver to gold ratio used for 2015 is 75:1. 2014 figures have been restated using a 75:1 ratio.

2.	All amounts are reported in US dollars unless otherwise stated.
3.	Includes portion attributable to us from our 49% interest in the San José Mine.
4.

Earnings from mining operations, total cash costs, all-in sustaining costs (AISC), all-in costs, and average realized prices are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

Operating & Financial Highlights

Production Costs

Consolidated total cash costs, all-in sustaining costs (AISC) and all-in costs per gold equivalent ounce sold in Q3 were $674, $914 and $1,008, respectively. At  the El Gallo Mine total cash costs and AISC were $454 and $570 per gold equivalent ounce, respectively; and at the San José Mine total cash costs and AISC were $876 and $1,134 per gold equivalent ounce, respectively.  The year-over-year decrease in total cash costs per gold equivalent ounce sold is due to  a higher average gold grade processed at the El Gallo Mine.

Production

Gold equivalent production has increased year-over-year by 34%. Production in Q3 totaled 43,390 gold equivalent ounces, which includes 23,832 gold equivalent ounces attributable to us from our 49% interest in the San José Mine, and 19,558 gold equivalent ounces from our El Gallo Mine.

Earnings from Operations

Earnings from mining operations for Q3  was  $13.4 million or $0.04 per share, compared to a loss of  $0.8 million or nil per share for Q3 2014, as a result of increased production at the El Gallo Mine.

Cash Flow

Net cash flow generated was $8.5 million or $0.03 per share for Q3, compared to net cash flow generated of $2.5 million or $0.01 per share in Q3 2014. The key driver was increased sales of gold and silver of  $22.5 million from the El Gallo Mine.

Net Income

Consolidated net income was  $2.6 million or $0.01 per share for Q3, compared to  a net loss of $13.0 million or $0.04 per share for Q3 2014.

Adjusted Net Income

Adjusted net income for Q3, which removes the impact of impairment of mineral properties, foreign exchange fluctuations and income tax recoveries, was $0.3 million or nil per share. This compares to an adjusted net loss of $8.3 million or $0.03 per share in Q3 2014.

Ounces Sold

Q3 sales totaled 41,829 gold equivalent ounces, which includes 21,789 gold equivalent ounces attributable to us from our 49% interest in the San José Mine, and 20,040 gold equivalent ounces from the El Gallo Mine.

Average Realized Prices

The average realized prices of gold and silver sold during  Q3 were $1,106 and $14.05 per ounce,  respectively.

Production and Cost Guidance

We increased our 2015 production guidance during the quarter to 108,500 gold ounces and 3.12 million silver ounces, or 150,000 gold equivalent ounces, at total cash costs and AISC of $725 and $1,125 per gold equivalent ounce, respectively.

Treasury

We ended Q3 with $36.2 million in cash, cash equivalents, and precious metals; and a $5.2 million outstanding debt against our Mexican IVA (VAT tax) receivable, which is drawn in Mexican Pesos. This short term debt will be retired in due course as we receive our IVA refunds during the year.

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Distribution

We paid the first semi-annual return of capital distribution of ½¢ per share on August 17th, 2015, for an aggregate total of $1.5 million.

Stock Repurchase Program

We intend to commence a share repurchase program, under which we may purchase up to a maximum of 15 million shares of our common stock beginning in the days following this news release and ending one year later.  Purchases of common stock may be made from time to time in the open market, in compliance with applicable U.S. and Canadian laws.  The timing and amounts of any purchase will be based on market conditions and other factors including share price, regulatory requirements and capital availability.

El Gallo Mine, Mexico (100%)

The El Gallo Mine continued to perform very well in Q3, producing 19,558 gold equivalent ounces, compared to 6,814 gold equivalent ounces in Q3 2014. Total cash costs and AISC in Q3 were $454 and $570 per gold equivalent ounce, respectively. Production guidance for 2015 was revised higher in the quarter to 62,200 gold equivalent ounces. For the nine months ended Sept. 30th, 2015 we produced 52,274 gold equivalent ounces at total cash costs and AISC of $429 and $578 per equivalent ounce, respectively.

Our budget for sustaining capital and capital expenditures for 2015 is $3.2 million, including an estimated $1.4 million to be spent on the expansion of our leach pads, and $1.3 million for other operational improvement projects. For the three and nine months ended Sept. 30th, 2015 we spent $0.6 million and $1.0 million on capital expenditures, respectively.

The 2015 exploration budget for Mexico is $4.7 million. In the nine months ended Sept. 30th, 2015 approximately $3.7 million was spent on exploration.

San José Mine, Argentina (49%)

Production at San José  in the quarter was 23,832 gold equivalent ounces, compared to 21,304 gold equivalent ounces in Q3 2014. Total cash costs in Q3 was  $876 per gold equivalent ounce, this compares to $873 per gold equivalent ounce in Q3 2014. Costs have remained level during the past year despite difficult economic conditions in Argentina, which is a result of prudent management by our partner Hochschild Mining plc.

The San José Mine remains on target to produce 46,500 ounces of gold and 3.1 million ounces of silver in 2015. This equates to 87,800 gold equivalent ounces at total cash costs and AISC of $825 and $1,225 per gold equivalent ounce, respectively.

Gold Bar Development Project, Nevada, U.S. (100%)

Positive results of a new Feasibility Study for the Gold Bar Project were released on Oct. 21, 2015. Key outcomes include: Initial capital cost of $60 million; internal rate of return of 20% at $1,150/oz gold price; average annual gold production of 65,000 oz; estimated average cash costs of $728 per ounce gold. The complete report will be published in early December and will be available on the Company’s website.

We continue to advance the permitting process for construction and production at Gold Bar. Formal notice from the Bureau of Land Management states our Record of Decision (ROD) for the Gold Bar Environmental Impact Statement (EIS) is expected in January, 2017. The Company expects that all other applicable State and local permits will also be acquired within this timeframe. Once the ROD and permits are received, the Company can begin mine construction, which is expected to take approximately 10-12 months to complete.

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El Gallo 2 Development Project, Mexico (100%)

Work to update the development plans for El Gallo 2 is ongoing. We expect to release a new economic study during Q2 2016. For the three and nine months ended Sept. 30th, 2015, expenditures on the El Gallo 2 project totaled $0.1 millions and $0.4 million respectively.

Los Azules Project, Argentina (100%)

For 2015, we have budgeted $0.7 million for Los Azules. We continue to advance the project with baseline environmental studies and optimization studies. For the three and nine months ended Sept. 30th, 2015, expenditures on the Los Azules project totaled $0.1 million and $0.4 million respectively.

Q3 2015 Conference Call Details
McEwen Mining will be hosting a conference call to discuss the Q3 2015 results and project developments on:
Friday, Nov 6th, 2015 11:00 am ET

WEBCAST:
http://www.gowebcasting.com/lobby/7092

TELEPHONE:
Participant Dial-in numbers: (877) 291-4570 (North America) / (647) 788-4922 (International) Conference ID: 75196305

REPLAY:
Dial-in numbers: (800) 585-8367 (North America) / (416) 621-4642 (International)
Conference ID: 75196305 06/11/2015 14:00 ET - 13/11/2015 23:59 ET

For our SEC Form 10-Q Financial Statements and MD&A  (Sept. 30th, 2015), http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

About McEwen Mining  (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 index by creating a high growth gold/silver producer focused in the Americas. McEwen Mining's principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has an aggregate of 300.5 million shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of McEwen Mining (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina , Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects".

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RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

(1) Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

(2) Adjusted net income (loss)

Adjusted net income (loss) excludes the following items from net income (loss): impairment charges (including inventory and IVA taxes receivable write-downs, and impairments of long-lived assets), and the related income tax recovery; foreign currency gains and losses, including the impact of foreign currency fluctuations on our deferred income tax liabilities denominated in Argentine peso; and other non-recurring items, if applicable. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying operating performance of our core mining business. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

(3) Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo 1 Mine and our 49% attributable share of the San José Mine's Net Sales, less their respective Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

(4) Average realized prices

The term average realized price per ounce used in this report is also a non-GAAP financial measure. We report this measure to better understand the price realized in each reporting period for gold and silver.  Average realized price is calculated as sales of gold and silver (excluding commercial deductions) over the number of ounces sold in the period.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, risk of delisting from a public exchange, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

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